                                POWER OF ATTORNEY

     The  undersigned,  a director,  secretary and  treasurer of Southwest  Iowa
Renewable Energy,  LLC, an Iowa limited liability company (the "Company"),  does hereby individually  appoint David E. Gardels and Daniel A. Peterson,  or any of them, with full power of substitution,  the agent and  attorney-in-fact  for the undersigned  (the  "Agents"),  to execute and deliver,  for and on behalf of the undersigned,  Reports  on  Forms  3,  4 and 5  pursuant  to  Section  16 of  the
Securities and Exchange Act of 1934 (the "Act"), to be filed with the Securities and Exchange Commission, and any and all amendments to such Forms 3, 4 and 5, in accordance with  information  regarding  trading shares of the Company's  common stock provided by the undersigned.

     The undersigned understands and agrees that (i) this Power of Attorney does not relieve the undersigned of his or her duties and responsibilities  under the
Act but rather is executed as a convenience to the undersigned in complying with the Act,  and (ii) the  Agents  and the  Company  assume  no  responsibility  or
liability  in  connection  herewith,   but  undertake  only  to  facilitate  the
undersigned's  compliance  with the Act in  accordance  with  the  undersigned's directions.

     This Power of Attorney  may be executed in multiple  counterparts,  each of which shall be deemed an original, but which taken together shall constitute one instrument.

                                       Date:    01/17/2008
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                                       Signature:  /s/ Ted Bauer
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                                                   Ted Bauer